SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                            --------------------


                         FORM 8-K/A AMENDMENT NO. 1

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       JANUARY 31, 1996
                                                 ------------------------------


                        MENTOR GRAPHICS CORPORATION
- -------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




       OREGON                        0-13442                         93-0786033
- -------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                    (IRS Employer
of incorporation)                  File Number)              Identification No.)



8005 S.W. BOECKMAN ROAD, WILSONVILLE, OR                             97070-7777
- -------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code       (503) 685-7000
                                                   ----------------------------

                                 NO CHANGE
- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among, Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"), M Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Mentor Graphics ("Merger Sub"), and Microtec Research, Inc., a Delaware corporation ("Microtec"), dated as of October 9, 1995, as amended on November 6, 1995, Merger Sub was merged with and into Microtec (the "Merger"). As a result of the Merger, Microtec has become a wholly owned subsidiary of Mentor Graphics.

     At the time the Merger became effective on January 31, 1996 (the "Effective Time"), each share of Common Stock of Microtec outstanding immediately prior to the Effective Time was converted into and exchanged for 0.6930693 shares of Common Stock of Mentor Graphics. The aggregate number of shares of Common Stock of Mentor Graphics issued in accordance with the terms of the Merger Agreement upon such conversion and exchange was 6,223,340 shares. No fractional shares of Common Stock of Mentor Graphics were issued in connection with such conversion and exchange. In lieu thereof, Mentor Graphics will pay to the stockholders otherwise entitled to a fraction of a share an amount in cash (rounded to nearest whole cent) equal to such fractional share interest multiplied by $20.20.

     In addition, pursuant to the Merger Agreement, Mentor Graphics has reserved an aggregate of 687,925 shares of its Common Stock for issuance upon exercise of previously outstanding options to purchase Microtec Common Stock, which options vest and become exercisable in accordance with the terms of the respective, original Microtec stock option agreements.

     The amount of consideration paid in connection with the Merger was determined in arms-length negotiations between officers of Mentor Graphics and Microtec. The terms of the transaction were approved by the Boards of Directors of Mentor Graphics, Merger Sub and Microtec and by the stockholders of Merger Sub and Microtec.

     In connection with the Merger, the former Chairman, Chief Executive Officer and principal stockholder of Microtec, Jerry Kirk, entered into an agreement with Mentor Graphics pursuant to which he will provide consulting services to Mentor Graphics on a full time basis for a period of six months after the Effective Time and on a part time basis for a period of eighteen months thereafter. The agreement contains non-compete and a non-solicitation provisions applicable for three years following the Effective Time.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

     (a) Financial Statements of Business Acquired.
         -----------------------------------------

     See "Financial Statements of Microtec Research, Inc." set forth on pages F-29 through F-47 of Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (Reg. No. 33-63733) filed with the Securities and Exchange Commission on January 10, 1996 and declared effective on January 10, 1996, which financial statements are hereby incorporated herein by reference.

     (b) Pro Forma Financial Information.
         -------------------------------

     See "Pro Forma Combined Condensed Financial Statements" set forth on pages 36 through 39 of Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (Reg. No. 33-63733) filed with the Securities and Exchange Commission on January 10, 1996 and declared effective on January 10, 1996, which financial statements are hereby incorporated herein by reference.

     (c) Restated Financial Statements of the Registrant.
         -----------------------------------------------

     Pages 4 through 33 of this Form 8-K/A Amendment No. 1 contain Supplemental Consolidated Financial Statements of the Registrant as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, as restated to give retroactive effect to the Merger which has been accounted for as a pooling of interests.

     (d) Exhibits.
         --------

          2.1 Agreement and Plan of Merger dated October 9, 1995, as amended November 6, 1995, among Registrant, M Acquisition Sub, Inc. and Microtec Research, Inc.

          2.2 Certificate of Merger of M Acquisition Sub, Inc. into Microtec Research, Inc. as filed with the Delaware Secretary of State on January 31, 1996.

          23.1 Consent of Deloitte & Touche LLP, independent auditors.

          23.2 Consent of KPMG Peat Marwick LLP, independent auditors.

          27.1 Financial Data Schedule.

                        Independent Auditors' Report




The Stockholders and Board of Directors
Mentor Graphics Corporation:


We have audited the accompanying supplemental consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of Mentor Graphics Corporation and Microtec Research, Inc. on January 31, 1996, which has been accounted for as a pooling of interests as described in note 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Mentor Graphics Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

The Stockholders and Board of Directors
Mentor Graphics Corporation


In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mentor Graphics Corporation and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles after financial statements covering the date of consummation of the business combination are issued.

As discussed in note 1 to the supplemental consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", in 1994 and SFAS No. 109, "Accounting for Income Taxes", in 1993.



                                      KPMG PEAT MARWICK LLP


Portland, Oregon
April 5, 1996

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

                  Supplemental Consolidated Balance Sheets

                         December 31, 1995 and 1994

                               (In thousands)


                         Assets                                            1995            1994
                         ------                                            ----            ----
Current assets:
     Cash and cash equivalents                                       $  185,825      $  143,254
     Short-term investments                                              24,504           7,180
     Trade accounts receivable, net of allowance for
        doubtful accounts of $3,291 in 1995 and $3,554
        in 1994                                                          95,946          91,484
     Other receivables                                                    3,421           4,853
     Inventory                                                              760             856
     Prepaid expenses and other                                          14,395          12,027
                                                                     ----------      ----------

                  Total current assets                                  324,851         259,654

Property, plant and equipment, net (notes 5 and 8)                       99,363         101,954
Cash and investments, long-term (note 8)                                 30,000          30,000
Other assets (note 6)                                                    38,160          33,361
                                                                     ----------      ----------
                  Total assets                                       $  492,374      $  424,969
                                                                     ==========      ==========

         Liabilities and Stockholders' Equity
         ------------------------------------

Current liabilities:
     Short-term borrowings (notes 7 and 8)                           $    9,108      $    8,488
     Accounts payable                                                     9,484          13,872
     Income taxes payable (note 4)                                       14,542          13,056
     Accrued payroll and related liabilities                             26,883          21,295
     Accrued restructure costs (note 2)                                   3,751          11,897
     Accrued and other liabilities                                       22,222          21,055
     Deferred revenue                                                    27,371          22,745
                                                                     ----------      ----------

              Total current liabilities                                 113,361         112,408

Long-term debt (note 8)                                                  52,700          53,675
Other long-term deferrals                                                 2,102           4,272
                                                                     ----------      ----------
              Total liabilities                                         168,163         170,355
                                                                     ----------      ----------

Stockholders' equity (notes 9 and 10):
     Common stock, no par value, authorized 100,000
        shares; 61,780 and 59,473 shares issued and
        outstanding for 1995 and 1994, respectively                     285,809         271,027
     Incentive stock, no par value, authorized 1,200
        shares; none issued                                                   -               -
     Retained earnings (accumulated deficit)                             24,808         (29,126)
     Foreign currency translation adjustment                             13,594          12,713
                                                                     ----------      ----------

              Total stockholders' equity                                324,211         254,614

Commitments and contingencies (note 11)

                                                                     ----------      ----------
              Total liabilities and stockholders' equity             $  492,374      $  424,969
                                                                     ==========      ==========


See accompanying notes to supplemental consolidated financial statements.

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

             Supplemental Consolidated Statements of Operations

              Years ended December 31, 1995 and 1994 and 1993

                   (In thousands, except per share data)


                                                                  1995            1994            1993
                                                                  ----            ----            ----
Revenues:
     System and software                                    $  230,676      $  225,478      $  216,323
     Service and support                                       199,847         164,452         151,380
                                                            ----------      ----------      ----------

              Total revenues                                   430,523         389,930         367,703
                                                            ----------      ----------      ----------

Cost of revenues:
     System and software                                        36,241          37,664          54,546
     Service and support                                        81,171          68,017          66,689
                                                            ----------      ----------      ----------

              Total cost of revenues                           117,412         105,681         121,235
                                                            ----------      ----------      ----------

              Gross margin                                     313,111         284,249         246,468
                                                            ----------      ----------      ----------

Operating expenses:
     Research and development (note 6)                          85,373          79,418          83,350
     Marketing, general and administration                     172,767         167,732         168,396
     Restructure costs (note 2)                                 (2,040)         (6,045)         24,800
     Merger and acquisition related charges (note 3)             2,040           9,265          14,403
                                                            ----------      ----------      ----------

              Total operating expenses                         258,140         250,370         290,949
                                                            ----------      ----------      ----------

              Operating income (loss)                           54,971          33,879         (44,481)

Other income (expense), net (note 12)                            6,368           3,072            (274)
                                                            ----------      ----------      ----------

              Income (loss) before income taxes                 61,339          36,951         (44,755)

Provision for income taxes (note 4)                              8,542           3,765           1,818
                                                            ----------      ----------      ----------

              Net income (loss)                             $   52,797      $   33,186      $  (46,573)
                                                            ==========      ==========      ==========

Net income (loss) per common and common
     equivalents share$                                            .84      $      .55      $     (.87)
                                                               =======          ======         =======

Weighted average number of common and
     common equivalent shares outstanding                       62,847          60,073          53,362
                                                            ==========      ==========      ==========


See accompanying notes to supplemental consolidated financial statements.

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

        Supplemental Consolidated Statements of Stockholders' Equity

              Years ended December 31, 1995 and 1994 and 1993

                   (In thousands, except per share data)


                                                                                                             Foreign         Total
                                                                                               Retained     currency         stock
                                               Preferred stock           Common stock          earnings    translation     -holder's
                                              Shares     Amount      Shares        Amount      (deficit)    adjustment       equity
                                              ------     ------      ------        ------      ---------    ----------       ------
   Balance at December 31, 1992                    -    $     -      51,085    $  232,307     $ (7,392)    $    5,570    $  230,485

   Stock issued under stock option
       and stock purchase plans                    -          -       1,803        10,934            -              -        10,934
   Stock issued for acquisition of
       businesses (note 3)                     2,084      7,018         493           686            -              -         7,704
   Compensation related to nonqualified
       stock options granted (note 10)             -          -           -         1,418            -              -         1,418
   Accretion of redeemable preferred
       stock                                       -          -           -             -         (261)             -          (261)
   Foreign currency translation
       adjustment                                  -          -           -             -            -          2,100         2,100
   Net loss                                        -          -           -             -      (46,573)             -       (46,573)
   Cash dividends ($.18 per common
       share outstanding)                          -          -           -             -       (8,291)             -        (8,291)
                                            --------    -------   ---------    ----------    ---------      ---------    ----------

   Balance at December 31, 1993                2,084      7,018      53,381       245,345      (62,517)         7,670       197,516

   Stock issued under stock option
       and stock purchase plans                  114        368       1,387        10,544            -              -        10,912
   Stock issued for acquisition of
       businesses (note 3)                         -          -       2,443             1          899              -           900
   Stock issued, net of issuance costs
       of $1,485                                   -          -         693         6,515            -              -         6,515
   Accretion of redeemable preferred
       stock                                       -          -           -             -         (160)             -          (160)
   Conversion of redeemable
       convertible preferred stock                 -          -         554         1,122            -              -         1,122
   Conversion of preferred stock              (2,198)    (7,386)      1,015         7,386            -              -             -
   Compensation related to nonqualified
       stock options granted (note 10)             -          -           -           114            -              -           114
   Foreign currency translation adjustment         -          -           -             -            -          5,043         5,043
   Change in value of investments
       available for sale                          -          -           -             -        1,812              -         1,812
   Net income                                      -          -           -             -       33,186              -        33,186
   Cash distribution                               -          -           -             -       (2,346)             -        (2,346)
                                            --------    -------   ---------    ----------    ---------      ---------    ----------

   Balance at December 31, 1994                    -          -      59,473       271,027      (29,126)        12,713       254,614

   Stock issued under stock option
       and stock purchase plans                    -          -       2,417        16,929            -              -        16,929
   Compensation related to nonqualified
       stock options granted (note 10)             -          -           -           103            -              -           103
   Repurchase of common stock (note 1)             -          -        (110)       (2,250)           -              -        (2,250)
   Foreign currency translation adjustment         -          -           -             -            -            881           881
   Change in value of investments
       available for sale                          -          -           -             -        1,137              -         1,137
   Net income                                      -          -           -             -       52,797              -        52,797
                                            --------    -------   ---------    ----------    ---------      ---------     ---------
   Balance at December 31, 1995                    -    $     -      61,780    $  285,809     $  24,808     $  13,594     $ 324,211
                                            ========    =======   =========    ==========     =========     =========     =========

 See accompanying notes to supplemental consolidated financial statements.

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

             Supplemental Consolidated Statements of Cash Flows

              Years ended December 31, 1995 and 1994 and 1993

                               (In thousands)


                                                                                      1995          1994          1993
                                                                                      ----          ----          ----

Operating cash flows:
     Net income (loss)                                                            $ 52,797      $ 33,186      $(46,573)
     Adjustments to reconcile net income (loss) to net cash provided by operating activities:
           Depreciation and amortization of property,
               plant and equipment                                                  25,764        25,792        28,633
           Deferred taxes                                                           (1,338)         (290)         (259)
           Amortization of other assets                                              9,999         7,993         8,538
           Amortization of nonqualified stock options                                  103           114         1,418
           Write-down of assets in process - research
               and development                                                       1,430         8,265        14,403
           Write-down of assets - other                                                  -             -           812
     Changes in operating assets and liabilities:
        Trade accounts receivable                                                   (3,238)       (4,055)         (513)
        Inventory                                                                      107            46         7,771
        Prepaid expenses and other assets                                              350        (2,237)        6,206
        Accounts payable                                                            (4,598)       (1,581)       (5,516)
        Accrued liabilities                                                          1,266       (11,974)       17,283
        Other liabilities and deferrals                                              2,392           600        (7,478)
                                                                                ----------    ----------    ----------

                  Net cash provided by operating activities                         85,034        55,859        24,725
                                                                                ----------    ----------    ----------

Investing cash flows:
     Net maturities (purchases) of short-term investments                          (17,092)        6,430        23,161
     Purchases of property, plant and equipment                                    (22,644)      (16,204)      (24,087)
     Capitalization of software development costs                                   (8,129)       (5,718)       (3,976)
     Purchase of businesses                                                         (6,216)      (10,050)         (768)
     Purchase of technologies                                                       (1,444)       (1,700)            -
                                                                                ----------    ----------    ----------

                  Net cash used by investing activities                            (55,525)      (27,242)       (5,670)
                                                                                ----------    ----------    ----------

Financing cash flows:
     Proceeds from issuance of common stock                                         16,929        17,513        11,281
     Proceeds (repayment) of short-term borrowings                                     619          (367)         (509)
     Repayment of long-term debt                                                      (975)       (3,866)         (941)
     Cash distribution (note 3)                                                          -        (2,346)            -
     Adjustment for pooling of interests (note 3)                                        -           899             -
     Dividends paid to stockholders                                                      -             -        (8,291)
     Repurchase of common stock                                                     (2,250)            -             -
                                                                                ----------    ----------    ----------

                  Net cash provided by financing activities                         14,323        11,833         1,540
                                                                                ----------    ----------    ----------

Effect of exchange rate changes on cash and
     cash equivalents                                                               (1,261)        2,383           325
                                                                                ----------    ----------    ----------

                  Net change in cash and cash equivalents                           42,571        42,833        20,920

Cash and cash equivalents at beginning of year                                     143,254       100,421        79,501
                                                                                ----------    ----------    ----------

Cash and cash equivalents at end of year                                        $  185,825    $  143,254    $  100,421
                                                                                ==========    ==========    ==========

 See accompanying notes to supplemental consolidated financial statements.

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

                         December 31, 1995 and 1994

               (All numerical references in thousands, except
                      percentages and per share data)


(1)  Summary of Significant Accounting Policies

     (a)  Nature of Operations

     Mentor Graphics Corporation (the Company) is a supplier of electronic design automation (EDA) systems - advanced computer software used to automate the design, analysis and testing of electronic systems and components. System and software revenues comprise more than half of the Company's revenues and are derived primarily from software products owned by the Company and by third parties for which royalties are paid by the Company. Service and support revenues consist of revenue from annual software support maintenance contracts, hardware support, and professional services, which includes consulting services, training services and custom design services. Established in 1981, the Company is a leader in worldwide EDA sales and markets its products primarily to customers in the aerospace, computer, consumer electronics, semiconductor, automotive and telecommunications industries. The Company sells and licenses its products primarily through its direct sales force in North America, Europe and Asia, and through distributors in territories where the volume of business does not warrant a direct sales presence. In addition to its corporate offices in Wilsonville, Oregon, the Company has sales, support, software development and professional services offices worldwide.

(b)  Principles of Consolidation

     The supplemental consolidated financial statements include the supplemental financial statements of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

(c)  Foreign Currency Translation

     Local currencies are the functional currencies for the Company's foreign subsidiaries except for the Netherlands and Singapore where the U.S. dollar is used as the functional currency. Assets and liabilities of foreign operations are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates. Gains and losses from foreign currency translation are included as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included as a component of other income and expense (note 12).


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(d)  Financial Instruments

     The Company enters into forward foreign exchange contracts as a hedge against foreign currency sales commitments. To hedge its foreign currency against highly anticipated sales transactions, the Company also purchases foreign exchange options which permit but do not require foreign currency exchanges at a future date with another party at a contracted exchange price. Remeasurement gains and losses on forward and option contracts are deferred and recognized when the sale occurs. All subsequent remeasurement gains and losses are recognized as they occur to offset remeasurement gains and losses recognized on the related foreign currency accounts receivable balances. At December 31, 1995 and 1994, the Company had forward contracts and options outstanding of $38,069 and $25,825, respectively, to primarily sell various foreign currencies. These contracts generally have maturities which do not exceed twelve months. At December 31, 1995 and 1994, the recorded value and the fair value of the Company's foreign exchange position related to these contracts was approximately zero. The fair value of these contracts was calculated based on dealer quotes. The Company does not anticipate nonperformance by the counterparties to these contracts.

     During 1995, the Company entered into a three-year forward contract to stabilize the currency effects on a portion of the Company's net investment in its Japanese subsidiary. The contract to sell Yen 2.2 billion will guarantee the Company $25,400 at the contract's expiration. Any differences between the contracted currency rate and the currency rate at each balance sheet date will impact the foreign currency translation adjustment component of the stockholders' equity section of the supplemental consolidated balance sheets. The result is a partial offset of the effect of Japanese currency changes on stockholders' equity during the contract term. This forward contract should not impact current or future supplemental consolidated statements of operations. At December 31, 1995, the difference between the recorded value and the fair value of the Company's foreign exchange position related to this contract was approximately zero. The fair value of this contract was calculated based on dealer quotes. The Company does not anticipate nonperformance by the counterparty to this contract.

     The fair market value of the Company's long-term debt approximates its carrying value as the interest rates on borrowings are floating rate based. The Company has entered into an interest rate swap agreement to manage exposure to interest rate fluctuations. The differential to be paid or received is accrued and is recognized over the life of the agreement as an adjustment to interest expense. The Company would incur a cost of approximately $2,689 to terminate its interest rate swap agreement as of December 31, 1995. This cost is based on dealer quotes taking into consideration current interest rates and the current creditworthiness of the counterparties (see note 8).


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The Company places its cash equivalents and short-term investments with major banks and financial institutions. The Company's investment policy limits its credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across different businesses and geographic areas. The carrying amounts of cash equivalents, short-term investments, trade receivables, accounts payable and short-term borrowings approximate fair value because of the short-term nature of these instruments.

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Statement No. 115 requires reporting of investments as either held to maturity, available for sale or trading. The Company owns common stock and common stock warrants of two independent public companies with an original carrying cost of $1,200 and $-0-, and a market value of $4,150 and $1,812 as of December 31, 1995 and 1994, respectively. Under Statement No. 115, the securities have been classified as available for sale, which requires the difference between original carrying cost and market value to be recognized. This difference is included on the supplemental consolidated balance sheets in other assets (see note 6) and as an increase (reduction) of the same amount in retained earnings (accumulated deficit). No other investments owned by the Company are materially impacted by provisions of this Statement as the underlying carrying values approximate market.

(e)  Cash, Cash Equivalents and Short-term Investments

     The Company classifies highly liquid investments purchased with an original maturity of three months or less as cash equivalents. As of December 31, 1995 and 1994, the Company held $41,716 and $50,990, respectively, of short-term securities under agreements to resell on January 1, 1996 and 1995, respectively. Due to the short-term nature of these investments, the Company did not take possession of the securities which were instead held in the Company's account at Smith Barney, Inc. The Company does not believe it is exposed to any significant credit risk or market risk on cash and cash equivalent balances.

     Short-term investments consist of certificates of deposit, commercial paper and other highly liquid investments with original maturities in excess of three months. These investments mature primarily in less than one year.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(f)  Property, Plant and Equipment

     Property, plant and equipment is stated at cost and consists of land and land improvements, buildings and building equipment, computer equipment and furniture, leasehold improvements and service spare parts (see note 5). Expenditures for additions to property, plant and equipment are capitalized. The cost of repairs and maintenance is expensed as incurred. Depreciation of buildings and building equipment and land improvements is computed on a straight-line basis over lives of forty and twenty years, respectively. Depreciation of computer equipment and furniture is computed principally on a straight-line basis over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the lease or estimated useful lives of the improvements. Service spare parts are amortized on a straight-line basis over their estimated useful lives, generally four years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Statement No. 121 provides specific guidance regarding when impairment of long-lived assets such as plant, equipment and certain intangibles including goodwill and capitalized technology should be recognized and how impairment losses of such assets should be measured. Statement No. 121 is effective for fiscal years beginning after December 15, 1995. The Company is preparing to adopt Statement No. 121 in 1996 and expects the impact on its consolidated statements of operations will not be material.

(g)  Income Taxes

     Effective January 1, 1993, the Company adopted Statement No. 109, "Accounting for Income Taxes". Statement No. 109 requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax balances of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of that change in the method for accounting for income taxes was not material to the Company's supplemental financial statements and is therefore not disclosed separately in the supplemental consolidated statement of operations for the year ended December 31, 1993.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(h)  Revenue Recognition

     Revenues from system sales and software licenses are recognized at the time of shipment. Contract service revenues are billed in advance and recorded as deferred revenue. Service revenues are then recognized ratably over the contractual period as the services are performed. Custom design and software porting revenues are recognized using the percentage of completion method or as contract milestones are achieved.

(i)  Software Development Costs

     The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company capitalizes certain costs incurred in the production of computer software once technological feasibility of the product to be marketed has been established. Capitalization of these costs ceases when the product is considered available for general release to customers. Costs incurred prior to technological feasibility, including amounts attributable to in-process research and development in business acquisitions, are expensed as incurred.

     Amortization of capitalized software development costs is calculated as the greater of the ratio that the current product revenues bear to estimated future revenues or the straight-line method over the expected product life cycle of approximately three years. Amortization is included in system and software cost of revenues in the supplemental consolidated statements of operations.

(j)  Stockholders' Equity

       In August 1995, the Company's Board of Directors approved a plan to repurchase, from time to time over the next eighteen months on the open market, up to $50,000 in market value of the Company's common shares. During the third quarter of 1995, the Company repurchased 110 shares on the open market with a market value of $2,250. All 110 shares repurchased during the third quarter of 1995 were subsequently reissued through the Company's stock option plan exercises prior to consummation of the October, 1995 acquisition of Precedence Incorporated (Precedence) described in note 3.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation". Statement No. 123 permits a company to choose either a new fair value based method of accounting for its stock-based compensation arrangements or to comply with the current APB Opinion 25 intrinsic value based method adding pro forma disclosures of net income and earnings per share computed as if the fair value based method had been applied in the financial statements. Statement No. 123 is effective for fiscal years beginning after December 15, 1995. The Company will adopt Statement No. 123 in 1996 using pro forma disclosures of net income and earnings per share. The impact of stock options on the Company's pro forma disclosures of net income and earnings per share calculation is not known as the Company has not yet implemented the provisions of this Statement.

(k)  Net Income (Loss) Per Common and Common Equivalent Share

     For 1995 and 1994, net income per common and common equivalent share was calculated on the basis of the weighted average number of common shares outstanding plus dilutive common stock equivalents related to stock options outstanding. For 1993, net loss per common and common equivalent share was calculated using only the weighted average of common shares outstanding. Common stock equivalents related to stock options are anti-dilutive in a net loss situation and, therefore, were not included in 1993.

(l)  Use of Estimates

     Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets, liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(m)  Reclassifications

     Certain reclassifications have been made in the accompanying supplemental consolidated financial statements for 1993 and 1994 to conform with the 1995 presentation.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(2)  Restructuring

     Following is a summary of the major elements of the restructure charges:

                                                                     Year ended December 31
                                                              ------------------------------------
                                                              1995            1994            1993
                                                              ----            ----            ----
     Additions to restructure charges:
          Employee severance                               $     -        $  2,430       $  15,850
          Employee relocation                                    -               -           3,550
          Asset write-offs and product
             discontinuance costs                                -           1,570           2,300
          Facilities closure and consolidation                   -               -           4,300
          Other                                                  -               -             200
                                                           -------        --------       ---------

                  Total additions                                -           4,000          26,200
                                                           -------        --------       ---------

     Adjustment of restructure charges:
          Employee severance                                (1,540)         (3,324)          1,280
          Employee relocation                                    -          (2,600)           (450)
          Asset write-offs and product
             discontinuance costs                             (500)         (2,060)         (1,935)
          Facilities closure and consolidation                   -          (2,061)           (295)
                                                           -------        --------       ---------

                  Net adjustments                           (2,040)        (10,045)         (1,400)
                                                           -------        --------       ---------

                  Net restructure charges                  $(2,040)       $ (6,045)      $  24,800
                                                           =======        ========       =========

     Implementation of the Company's restructuring plan, which was approved by management in December of 1993 and modified in 1994, continued during 1995. During the second quarter of 1995, the Company recorded a $2,040 restructure adjustment. The adjustment was primarily associated with the 1993 charge and was mainly the result of reduced estimates for severance costs associated with replacement and globalization of the Company's information systems. Information system implementation delays culminated when a key project plan milestone was missed during the second quarter, resulting in lower estimated costs for write-offs of old equipment due to prolonged in-service periods. In addition, certain actions associated with a product discontinuance plan were not taken when management determined that the technology could be used by the Company's consulting organization and sold as a custom integrated service rather than as a commercial design tool.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     During 1994, the Company recorded a gross restructuring credit of $10,045 offset by an accrual of $4,000. The credit was primarily associated with the 1993 and to a lesser extent the 1992 restructure charges and was the result of reduced estimates for severance costs due to greater than anticipated employee attrition among the product development and field selling organizations and lower costs of executing the plan. In the third quarter of 1994 the Company lowered its estimate of the cost of the 1993 plan by $5,600 mainly as a result of lower than anticipated costs associated with completion of the first phase of the Company's Japanese subsidiary realignment. Estimated costs of executing the plan were lowered by an additional $4,445 in the fourth quarter of 1994 due to several changes in circumstances. In the third and fourth quarters of 1994, the Company exceeded its goal for reducing operating expenses, exclusive of recent acquisitions. In addition, senior management changes subsequent to the initial 1993 charge resulted in reevaluating and revising certain planned actions, such as the relocation of European headquarters and the out-sourcing of European order fulfillment. These elements of the plan were revised because lower head count through attrition and efficiencies through centralization made them financially less attractive. In the fourth quarter of 1994, an additional restructure accrual of $4,000 was established primarily to reduce a recently acquired subsidiary's engineering staff and management team and to further streamline the Company's core product development activities, including elimination of certain product offerings and reductions in engineering staff.

     In December 1993, the Company recorded a gross restructuring charge of $26,200 offset by a net credit adjustment of $1,400. The restructuring plan was aimed at lowering operating expenses by reducing staffing levels in product development and field sales organizations and streamlining business support operations with a new organization structure. Planned product development actions included down-sizing all divisions and closing two satellite locations. Field sales organization actions included eliminating several under performing locations, reducing management layers in all regions and centralizing administrative activities. Organization streamlining actions included globalizing the Company's information systems, out-sourcing European order fulfillment activities, centralizing European administrative activities and divisionalizing product development activities. The net restructure credit was associated with the 1992 charge and was the result of lower than estimated costs for settlements with customers for product discontinuance and lower than estimated costs for relocation of displaced employees offset by higher than expected severance costs in Europe.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     Costs remaining to be incurred in executing the restructuring plan consist primarily of direct costs associated with severance of employees, product discontinuance activities, and facility closure activities. Remaining severance and relocation accruals are for continued changes in product development and field sales organizations. Senior management changes in both organizations were finalized in the second half of 1995 which should accelerate implementation of the final stages of the restructuring plan. In addition, costs associated with globalization of the Company's information systems remain accrued until the new system is implemented in 1996.

     Approximately $6,100 of the December 1994 restructuring accrual of $11,897 resulted in cash outflows in 1995. The remaining accrual of approximately $3,751 is expected to be disbursed in the first half of 1996.

(3)  Business Acquisitions

     On January 31, 1996, the Company issued 6,223 shares of its common stock for all outstanding common stock of Microtec Research Inc. (Microtec). In addition, the Company has reserved 688 shares of its common stock for previously outstanding options to purchase Microtec common stock. These options vest and become exercisable under the terms of the respective, original Microtec stock option agreements. The Company accounted for this transaction as a pooling of interests and accordingly, the results of Microtec are included in the Company's supplemental consolidated financial statements for all periods presented. Microtec is primarily engaged in developing and marketing embedded operating systems and products to optimize the development and operation of embedded systems across hardware/software boundaries. Microtec's integrated software product solutions enable embedded systems developers to increase productivity, thereby decreasing costs of product development and reducing time-to-market for new products. Microtec's product offerings are complementary to the Company's current broad line of EDA tools and systems.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The Company acquired Axiom Datorer Scandinavian AB (Axiom), 3Soft Corporation (3Soft), and Zeelan Technology, Inc. (Zeelan) in May 1995, December 1995, and December 1995, respectively. These acquisitions were accounted for as purchases and accordingly, their results of operations are included in the Company's results of operations from the date of acquisition. Axiom and Zeelan are primarily engaged in developing, marketing and supporting software library tools used to model electronic components for the printed circuit board and the application specific integrated circuit markets of the EDA industry. 3Soft is primarily engaged in developing, marketing and supporting a library of pre-designed and tested standard logic functions or blocks which are process technology independent, and available at the Register Transfer Level for both VHDL and Verilog HDL markets of the EDA industry. In connection with these acquisitions, the Company recorded one-time charges to operations for the write-off of each enterprises' in-process product development that had not reached technological feasibility. The cost of each acquisition was allocated on the basis of estimated fair value of the assets and liabilities assumed. These allocations resulted in charges for in-process research and development of $1,430, goodwill capitalization of $528 and technology capitalization of $892. The separate operational results of these acquisitions were not material compared to the Company's overall results of operations, and accordingly pro-forma financial statements of the combined entities have been omitted.

     In May 1995, the Company issued 1,512 shares of its common stock for all outstanding common stock of Exemplar Logic, Inc. (Exemplar). Exemplar develops, markets and supports a family of software tools for high level design automation for the application specific integrated circuit and field programmable gate array markets. The Company accounted for this transaction as a pooling of interests and accordingly, the results of Exemplar are included in the Company's supplemental consolidated financial statements for all periods presented. Merger expenses of $400 were for services rendered to facilitate completion of the merger agreement and severance costs.

     In October 1995, the Company issued 735 shares of its common stock for all outstanding common stock of Precedence Incorporated (Precedence). Precedence is primarily engaged in developing, marketing and supporting simulation backplane technology and co-simulation solutions for the electronic design automation industry. The Company accounted for this transaction as a pooling of interests and accordingly, the results of Precedence are included in the Company's supplemental consolidated financial statements for all periods presented. Merger expenses of $210 were for services rendered to facilitate completion of the merger agreement.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     In September 1994, the Company completed the acquisition of Anacad Electrical Engineering Software GmbH (Anacad). The acquisition was accounted for as a purchase and accordingly, the results of operations are included in the Company's results of operations from the date of acquisition. Anacad is primarily engaged in developing, marketing and supporting analog and mixed signal simulation and optimization software for the integrated circuit and printed circuit board markets of the EDA industry. The total purchase price of $12,000 was financed with cash of $10,050 and the issuance of a short-term obligation classified under accrued liabilities totaling $1,950, which was fully paid by December 31, 1995. In connection with this acquisition, the Company recorded a one-time charge to operations for the write-off Anacad's in-process product development that had not reached technological feasibility. The cost of the acquisition was allocated on the basis of estimated fair value of the assets and liabilities assumed. This allocation resulted in a charge for in-process R&D of $8,265, goodwill capitalization of $2,897 and technology capitalization of $4,735. The separate operational results of Anacad were not material compared to the Company's overall results of operations, and accordingly pro-forma financial statements of the combined entities have been omitted.

     In December 1994, the Company issued 2,443 shares of its common stock for all outstanding common stock of Model Technology Incorporated
     (MTI). MTI is a developer of VHDL and Verilog simulation point tools using direct compile technology to design and test components and boards. The Company accounted for this transaction as a pooling of interests and accordingly, the results of MTI are included in the Company's supplemental consolidated financial statements for 1994 and 1995. The Company's 1993 financial statements were not restated due to the relative materiality of MTI's separate financial statements. Merger costs of $1,000 were paid by MTI for consulting services rendered to facilitate negotiation of the various components of the merger agreement. Also, cash distributions of $2,346 were paid in 1994 by MTI to its stockholders in the normal course of S Corporation business prior to the date of acquisition.

     In December 1993, the Company issued 421 shares of its common stock for all outstanding common and preferred stock of CheckLogic Systems, Inc. (CheckLogic). CheckLogic is a developer of automatic test pattern generation point tools used to test designs of application specific integrated circuits. The Company accounted for this transaction as a pooling of interests and accordingly, the results of CheckLogic are included in the Company's supplemental consolidated financial statements for all periods presented.

     In December 1993, Microtec completed a merger with Ready Systems Corporation (Ready). Under the terms of the agreement Microtec issued 2,084 shares of convertible preferred stock valued at $7,018 and $377 in cash for all of the outstanding common stock of Ready. The transaction was accounted for as a purchase and the operations of Ready have been included in the results of Microtec since December 1993. In addition 114 shares of convertible preferred stock were sold in June of 1994 under the Ready Purchase Agreement. Ready is a developer of real-time operating systems and software connectivity products.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The cost of the acquisition was allocated on the basis of estimated fair value of the assets and liabilities assumed. This allocation resulted in a charge to in-process research and development of $14,403, technology capitalization of $1,570 and goodwill capitalization of $300.

(4)  Income Taxes

     Domestic and foreign pre-tax income (loss) is as follows:

                                                             Year ended December 31
                                                      ------------------------------------
                                                      1995            1994            1993
                                                      ----            ----            ----
         Domestic                                $  28,117       $  11,302       $ (40,456)
         Foreign                                    33,222          25,649          (4,299)
                                                 ---------       ---------       ---------

                      Total                      $  61,339       $  36,951       $ (44,755)
                                                 =========       =========       =========

     The provision for income taxes is as follows:

                                                             Year ended December 31
                                                      ------------------------------------
                                                      1995            1994            1993
                                                      ----            ----            ----
         Current:
              Federal                            $   1,511       $    (269)      $    (856)
              State                                    413              63            (162)
              Foreign                                7,956           4,261            2,291
                                                 ---------       ---------       ----------

                                                     9,880           4,055            1,273
                                                 ---------       ---------       ----------

         Deferred:
              Federal                                  251            (347)             655
              Foreign                               (1,589)             57             (110)
                                                 ---------       ---------       ----------

                                                    (1,338)           (290)             545
                                                 ---------       ---------       ----------

                      Total                      $   8,542       $   3,765       $    1,818
                                                 =========       =========       ==========


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The effective tax rate differs from the federal tax rate as follows:

                                                                 Year ended December 31
                                                             ------------------------------
                                                             1995         1994         1993
                                                             ----         ----         ----
         Federal tax rate                                    35.0%        35.0%       (35.0)%
         State taxes, net                                     5.0          3.5         (2.3)
         Foreign tax rate differential                       (4.8)         9.2          8.0
         Income and losses of foreign subsidiaries            7.2          6.4           .6
         Foreign tax credits                                 (7.6)        -               -
         Non-taxable income of acquired corporations           .4         (2.9)           -
         Change in valuation allowance                      (10.2)       (39.2)        29.6
         Adjustment to beginning valuation allowance        (12.6)        -             2.5
         Other, net                                           1.5         (1.8)          .7
                                                           ------       ------        -----
         Effective tax rate                                  13.9%        10.2%         4.1%
                                                           ======       ======        =====

     The significant components of deferred income tax expense are as follows:

                                                                 Year ended December 31
                                                             ------------------------------
                                                             1995         1994         1993
                                                             ----         ----         ----
         Net changes in deferred tax assets and
              liabilities                                $    547     $ 13,982    $ (13,604)
         Increase (decrease) in beginning of year
              balance of the valuation allowance
              for deferred tax assets                      (1,885)     (14,272)      14,149
                                                         --------     --------    ---------

                      Total                              $ (1,338)    $   (290)   $     545
                                                         ========     ========    =========


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The tax effects of temporary differences and carryforwards which gave rise to significant portions of deferred tax assets and liabilities were as follows:

                                                                                 As of
                                                                              December 31
                                                                         ---------------------
                                                                         1995             1994
                                                                         ----             ----
     Deferred tax assets:
          Property and equipment, principally due to
             differences in depreciation and capitalized
             interest                                               $   1,788       $   1,863
          Inventories, principally due to adjustments
             to lower of cost or market                                   207             494
          Accounts receivable, principally due to
             allowance for doubtful accounts                              467             982
          Compensated absences and other
             compensation, principally due to
             accrual for financial reporting purposes                   5,021           4,089
          Restructure costs, principally due to accrual
             for financial reporting purposes                             878           4,480
          Net operating loss carryforwards                             24,279          27,730
          Tax credit carryforwards                                     17,513          11,284
          Purchased technology                                            848              85
          Other, net                                                    2,590           2,262
                                                                    ---------       ---------

                  Total gross deferred tax assets                      53,591          53,269

          Less valuation allowance                                    (48,358)        (50,243)
                                                                    ---------       ---------

                  Net deferred tax assets                               5,233           3,026

     Deferred tax liabilities:
          Capitalization of software development
             costs for financial reporting purposes                    (4,816)         (3,947)
                                                                    ---------       ---------

                  Net deferred tax asset (liability)                $     417       $    (921)
                                                                    =========       =========


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The Company has established a valuation allowance for certain deferred tax assets, including those for net operating loss and tax credit carryforwards. Statement No. 109 requires that such a valuation allowance be recorded when it is more likely than not that some portion of the deferred tax assets will not be realized. The portion of the valuation allowance for deferred tax assets for which subsequently recognized tax benefits will be applied directly to contributed capital is $16,229 as of December 31, 1995. This amount was primarily attributable to differences between financial and tax reporting of employee stock option transactions. During 1995, the valuation allowance decrease included a benefit from net operating loss carryforwards of $2,885.

     As of December 31, 1995, the Company, for income tax purposes, has net operating loss carryforwards of approximately $60,059, research and experimentation credits carryforwards of $12,790 and a foreign tax credit carryforward of $4,723. If not used by the Company to reduce income taxes payable in future periods, net operating loss carryforwards will expire between 1997 through 2009, research and experimentation credit carryforwards between 1998 through 2010 and the foreign tax credit carryforward in the year 2000.

     The Company has not provided for federal income taxes on approximately $96,727 of undistributed earnings of foreign subsidiaries at December 31, 1995, since these earnings have been invested indefinitely in subsidiary operations. Upon repatriation, some of these earnings would generate foreign tax credits which will reduce the Federal tax liability associated with any future foreign dividend.

     The Company has settled its federal income tax obligations through 1991. The Company believes the provisions for income taxes for years since 1991 are adequate.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(5)  Property, Plant and Equipment

     A summary of property, plant and equipment follows:

                                                                                As of
                                                                             December 31
                                                                        --------------------
                                                                        1995            1994
                                                                        ----            ----
         Computer equipment and furniture                          $ 152,032       $ 149,338
         Buildings and building equipment                             53,638          53,573
         Land and improvements                                        14,641          14,641
         Leasehold improvements                                       10,723           9,744
         Service spare parts                                             207             188
                                                                   ---------       ---------

                                                                     231,241         227,484

         Less accumulated depreciation and
              amortization                                          (131,878)       (125,530)
                                                                   ---------       ---------

                      Property, plant and equipment, net           $  99,363       $ 101,954
                                                                   =========       =========

     On January 20, 1993, the Company entered into an agreement to lease a portion of its headquarters site in Wilsonville, Oregon. Under terms of the five-year agreement, approximately 150 square feet of space was made available to a third party on a firm take-down schedule. The agreement results in rental payments of $2,168 over the remaining term of the lease.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(6)  Other Assets

     A summary of other assets follows:

                                                                                As of
                                                                             December 31
                                                                        --------------------
                                                                        1995            1994
                                                                        ----            ----
         Software development costs, net                           $  11,330       $   8,712
         Long-term deposits                                            6,673           7,618
         Purchased technology, net                                     5,841           6,369
         Goodwill                                                      3,864           2,655
         Investment in real estate                                     2,935           2,935
         Investments available for sale                                4,150           1,812
         Long-term receivables                                         2,106           2,442
         Other                                                         1,261             818
                                                                   ---------       ---------

                      Total                                        $  38,160       $  33,361
                                                                   =========       =========

     The Company capitalized software development costs amounting to $8,129, $5,718 and $3,976 in 1995, 1994 and 1993, respectively.
     Related amortization expense of $5,511, $6,785 and $7,770 was recorded for the years ended December 31, 1995, 1994 and 1993, respectively.

     The purchase of Axiom, 3Soft and Zeelan in 1995 resulted in goodwill capitalization of $528 and technology capitalization of $892. The 1994 Anacad acquisition resulted in goodwill capitalization of $2,897 and technology capitalization of $4,735. Other purchased technology of $1,040 and $1,700 was acquired in 1995 and 1994, respectively. Total purchased technology amortization expense of $2,418, $760 and $565 was recorded for the years ended December 31, 1995, 1994 and 1993, respectively. Goodwill costs are being amortized over a three year period to research and development expense and technology costs are being amortized over a three year period to system and software cost of revenues.

     In June 1995, the Company purchased a 20% equity interest in a privately held software company for $1.4 million. The investment is carried at cost and future results of the Company will reflect the effect of using the equity method of accounting for this investment. The excess of the purchase price over the proportionate recorded net book value of the Company will be amortized over five years.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(7)  Short-term Borrowings

     Short-term borrowings represent drawings by subsidiaries under multi-currency unsecured credit agreements and the current portion of long-term debt. Interest rates are generally based on the applicable country's prime lending rate depending on the currency borrowed. The weighted average interest rate on short term borrowings during 1995 and 1994 was approximately 6%. The Company has available lines of credit of approximately $33,191 as of December 31, 1995. Certain agreements require compensatory balances which the Company has met.

(8)  Long-term Debt

     Long-term debt is comprised of the following:

                                                                                As of
                                                                             December 31
                                                                        --------------------
                                                                        1995            1994
                                                                        ----            ----
         Revolving term credit facility                            $  53,320       $  54,160
         Other                                                           220             355
                                                                   ---------       ---------

                                                                      53,540          54,515

         Less current portion                                           (840)           (840)
                                                                   ---------       ---------

                      Total                                        $  52,700       $  53,675
                                                                   =========       =========

     At December 31, 1995 and 1994, the Company had a committed credit facility with First Interstate Bank of Oregon, N.A. which remains in effect until July 2000 at a commitment level of $55,000. The agreement requires commitment reductions of $840 annually which began in July 1994, therefore the debt was reduced by $840 in 1995 and 1994. Also, $840 of the debt is classified as current in short-term borrowings on the consolidated balance sheets as of December 31, 1995 and 1994. Interest on borrowings under the credit facility are floating rate based. Borrowings are collateralized by cash and investments of $30,000 and a trust deed on the Company's headquarters site in Wilsonville, Oregon of $25,000.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     At December 31, 1995 and 1994, the Company had an interest rate swap agreement with First Interstate Bank of Oregon, N.A. which effectively converts floating rates on $17,500 of borrowings to a fixed rate of 9.55% until expiration of the agreement in January 2000. The average floating interest rate as of December 31, 1995 was approximately 6%. While the Company may be exposed to credit risk in the event of nonperformance by the counterparty to the interest rate swap agreement, the risk of incurring losses due to nonperformance by the counterparty is considered remote.

(9)  Incentive Stock Plan

     The Board of Directors has the authority to issue incentive stock in one or more series and to determine the relative rights and preferences of the incentive stock. The incentive stock is convertible into common stock upon attainment of specified objectives or upon the occurrence of certain events to be determined by the Board of Directors.

(10) Employee Stock and Savings Plans

     The Company has three common stock option plans which provide for the granting of incentive and nonqualified stock options to key employees, officers, and non-employee directors of the Company and its subsidiaries. The stock option plans are administered by the Compensation Committee of the Board of Directors, and permit accelerated vesting of outstanding options upon the occurrence of certain changes in control of the Company.

     The Company also has a stock plan which provides for the sale of common stock to key employees of the Company and its subsidiaries. Shares can be awarded under the plan at no purchase price as a stock bonus and the stock plan also provides for the granting of nonqualified stock options.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     Options under all plans generally become exercisable over a four to five-year period from the date of grant or from the commencement of employment at prices generally not less than the fair market value at the date of grant. The excess of the fair market value of the shares at the date of grant over the option price, if any, is charged to operations ratably over the vesting period. At December 31, 1995, options for 2,730 shares were exercisable, 22,310 shares were reserved for issuance and 2,226 shares were available for future grant. Stock options outstanding and transactions involving the stock option plans are summarized as follows:

                                                                         Price per
                                                   Shares                  share
                                                   ------              -------------
         Balance at December 31, 1993               6,459              $ .07 - 19.76

         Granted                                    1,356               2.93 - 14.31
         Exercised                                   (919)               .07 - 13.00
         Canceled                                    (373)              1.29 - 14.63
                                                  -------              -------------

         Balance at December 31, 1994               6,523                .07 - 19.76

         Granted                                    1,534                .71 - 21.13
         Exercised                                 (1,870)               .07 - 15.41
         Canceled                                    (421)               .07 - 19.76
                                                  -------              -------------

         Balance at December 31, 1995               5,766              $ .07 - 21.13
                                                  =======              =============

     In May 1989, the stockholders adopted the 1989 Employee Stock Purchase Plan and reserved 1,400 shares for issuance. The stockholders have subsequently amended the plan to reserve an additional 4,000 shares for issuance. Under the plan, each eligible employee may purchase up to six hundred shares of stock per quarter at prices no less than 85% of its fair market value determined at certain specified dates. Employees purchased 382 and 527 shares under the plans in 1995 and 1994, respectively. At December 31, 1995, 2,415 shares remain available for future purchase under the plan. The plan will expire upon either issuance of all shares reserved for issuance or at the discretion of the Board of Directors. There are no plans to terminate the plan at this time.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


     The Company has an employee savings plan (the Savings Plan) that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating U.S. employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. The Company currently matches 50% of eligible employee's contributions, up to a maximum of 6% of the employee's earnings. Employer matching contributions vest over 5 years, 20% for each year of service completed. The Company's matching contributions to the Savings Plan were $2,220, $1,997 and $1,896 in 1995, 1994 and 1993, respectively.

(11) Commitments

     The Company leases a majority of its field office facilities under noncancelable operating leases. In addition, the Company leases certain equipment used in its research and development activities. This equipment is generally leased on a month-to-month basis after meeting a six-month lease minimum.

     The Company rents its Japanese facilities under a two year cancelable lease with a six-month notice of cancellation. The total commitment under this cancelable lease, which expires in December 1996, is $3,022, of which the first six months payments of $1,511 are included in the schedule below. Future minimum lease payments under noncancelable operating leases are approximately as follows:

                                                               Operating
                                                                 lease
                                                               payments
                                                               --------
         Years ending December 31:
              1996                                            $  11,495
              1997                                                8,530
              1998                                                7,813
              1999                                                5,734
              2000                                                4,310
              Later years                                        11,557
                                                              ---------

                      Total                                   $  49,439
                                                              =========

     Rent expense under operating leases was approximately $16,070, $15,746 and $18,274 for the years ended December 31, 1995, 1994 and 1993, respectively.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(12) Other Income (Expense)

     Other income (expense) is comprised of the following:

                                                              Year ended December 31
                                                      -------------------------------------
                                                      1995             1994            1993
                                                      ----             ----            ----
         Interest income                          $  9,194         $  5,247        $  4,458
         Interest expense                           (2,585)          (2,826)         (4,460)
         Foreign exchange gain (loss)                 (506)             626             166
         Other, net                                    265               25            (438)
                                                  --------         --------        --------
                      Total                       $  6,368         $  3,072        $   (274)
                                                  ========         ========        ========

(13) Supplemental Cash Flow Information

     The following provides additional information concerning supplemental disclosures of cash flow activities:

                                                              Year ended December 31
                                                      -------------------------------------
                                                      1995             1994            1993
                                                      ----             ----            ----
         Cash paid for:
              Interest expense                    $  2,294         $  2,349        $  4,046
              Income taxes                           7,611            3,364           2,730

     The Company owns common stock and common stock warrants of two independent public companies with an original carrying cost of $1,200 and $0 and a market value of $4,150 and $1,812 as of December 31, 1995 and 1994, respectively. This difference resulted in a non-cash increase on the consolidated balance sheets in other assets and as a increase (reduction) of the same amount in retained earnings
     (accumulated deficit) as of December 31, 1995 and 1994.


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)


(14) Industry and Geographic Information

     The Company is a supplier of EDA systems - advanced computer software used to automate the design, analysis and testing of electronic systems and components. System and software revenues comprise more than half of the Company's revenues and are derived primarily from software products owned by the Company and by third parties for which royalties are paid by the Company. Service and support revenues consist of revenue from annual software support maintenance contracts, hardware support, and professional services, which includes consulting services, training services, and custom design services. Established in 1981, the Company is a leader in worldwide EDA sales and markets its products primarily to customers in the aerospace, computer, consumer electronics, semiconductor, automotive and telecommunications industries. The Company sells and licenses its products primarily through its direct sales force in North America, Europe and Asia, and through distributors in territories where the volume of business does not warrant a direct sales presence. In addition to its corporate offices in Wilsonville, Oregon, the Company has sales, support, software development and professional services offices worldwide.

     Intercompany transfers are accounted for at amounts generally above cost. Corporate expenses are general expenses included in the United States and are not allocated to the operations of each geographic area. For the purposes of determining operating income, corporate administration expenses, corporate marketing expenses and research and development costs are included in the region where the expenses were actually incurred, resulting in such expenses being allocated primarily to the United States. Corporate assets of cash and investments and the Company's headquarter facilities in Wilsonville, Oregon are included in the United States. Geographic information for 1995, 1994 and 1993 is set forth in the table below:


                                                                (Continued)

                        MENTOR GRAPHICS CORPORATION
                              AND SUBSIDIARIES

          Notes to Supplemental Consolidated Financial Statements

               (All numerical references in thousands, except
                      percentages and per share data)

                                      United                                   Other
                                      States        Europe         Japan   International     Eliminations     Consolidated
                                      ------        ------         -----   -------------     ------------     ------------
1995:
     Revenues from unaffiliated
        customers                   $221,968      $117,159      $ 68,650        $ 22,746         $      -        $ 430,523
     Intercompany transfers                -             -             -          18,524          (18,524)               -
                                    --------      --------      --------        --------         --------        ---------

                Total revenues      $221,968      $117,159      $ 68,650        $ 41,270         $(18,524)       $ 430,523
                                    ========      ========      ========        ========         ========        =========

     Operating income (loss)        $ (6,907)     $ 27,206      $ 26,363        $  8,309         $      -        $  54,971
                                    ========      ========      ========        ========         ========        =========

     Identifiable assets            $300,727      $110,834      $ 52,047        $ 28,766         $      -        $ 492,374
                                    ========      ========      ========        ========         ========        =========

1994:
     Revenues from unaffiliated
        customers                   $208,925      $ 99,906      $ 61,762        $ 19,337         $      -        $ 389,930
     Intercompany transfers                -             -             -          13,618          (13,618)               -
                                    --------      --------      --------        --------         --------        ---------

                Total revenues      $208,925      $ 99,906      $ 61,762        $ 32,955         $(13,618)       $ 389,930
                                    ========      ========      ========        ========         ========        =========

     Operating income (loss)        $(27,385)     $ 30,975      $ 23,193        $  7,096         $      -        $  33,879
                                    ========      ========      ========        ========         ========        =========

     Identifiable assets            $264,382      $ 94,325      $ 46,606        $ 19,656         $      -        $ 424,969
                                    ========      ========      ========        ========         ========        =========

1993:
     Revenues from unaffiliated
        customers                   $194,675      $ 95,831      $ 56,597        $ 20,600         $      -        $ 367,703
     Intercompany transfers                -             -             -          16,110          (16,110)               -
                                    --------      --------      --------        --------         --------        ---------

                Total revenues      $194,675      $ 95,831      $ 56,597        $ 36,710         $(16,110)       $ 367,703
                                    ========      ========      ========        ========         ========        =========

     Operating income (loss)        $(86,499)     $ 20,880      $ 16,202        $  4,936         $      -        $ (44,481)
                                    ========      ========      ========        ========         ========        =========

     Identifiable assets            $225,018      $ 95,177      $ 38,927        $ 17,161         $      -        $ 376,283
                                    ========      ========      ========        ========         ========        =========

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MENTOR GRAPHICS CORPORATION
                                       (Registrant)


Date: April 24, 1996                   By: R. DOUGLAS NORBY
                                           -------------------------------------
                                           R. Douglas Norby
                                           Senior Vice President and Chief
                                           Financial Officer

                             INDEX TO EXHIBITS


EXHIBIT
NUMBER     DESCRIPTION
- ---------  -----------

  2.1 Agreement and Plan of Merger dated October 9, 1995, as amended November 6, 1995, among Registrant,
           M Acquisition Sub, Inc. and Microtec Research, Inc.(1)

  2.2      Certificate of Merger of M Acquisition Sub, Inc. into
           Microtec Research, Inc., as filed with the Delaware
           Secretary of State on January 31, 1996.(2)

 23.1 Consent of Deloitte & Touche LLP, independent auditors.(2)

 23.2      Consent of KPMG Peat Marwick LLP, independent auditors.

 27.1      Financial Data Schedule.

- -------------------
(1) Incorporated by reference to Annex A of Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-63733) filed on January 10, 1996.

(2) Included as an exhibit to the original Current Report on Form 8-K dated January 31, 1996, as filed on February 15, 1996.